AMENDMENT #11
TO THE BYLAWS
OF
FEDERATED HIGH YIELD TRUST
Effective August 18 2005
Insert the following as Article IX
Article IX
Indemnification of Trustees
and Officers

Section 1  Indemnification
 The Trust hereby agrees to
indemnify each person who at any time serves as a Trustee or officer of the Trust each such person being an indemnitee against any liabilities and expenses including amounts paid in satisfaction of judgments in compromise or as fines and penalties
and counsel fees incurred by
such indemnitee in connection
 with the defense or disposition
of any action
suit or other proceeding
 whether civil or criminal
 before any court or administrative
or investigative
body in which he may be or
 may have been involved as
a party or otherwise or with
which he may be or
may have been threatened
 by virtue of his being or
 having been a Trustee or
 officer of the Trust or his
serving or having served as
a trustee director officer
 partner or fiduciary of another
 trust corporation
partnership joint venture
 or other enterprise at the
request of the Trust provided
however that no
indemnitee shall be indemnified
hereunder against any liability
 to any person or any expense of such
indemnitee arising by reason of
i willful misfeasance ii bad
faith iii gross negligence or iv
reckless disregard of the duties
 involved in the conduct of his
 position the conduct referred to in such clauses i through iv being sometimes referred to herein as
disabling conduct
Section 2  Actions By Trustee
 Against The Trust  Notwithstanding
 the foregoing with respect to any
action suit or other proceeding
voluntarily prosecuted by any
indemnitee as plaintiff indemnification
shall be mandatory only if
 the prosecution of such action
 suit or other proceeding by such indemnitee i was authorized by a majority of the Trustees or ii was instituted by the indemnitee to enforce his rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification
Section 3  Survival  The rights
to indemnification set forth herein
 shall continue as to a person who has
ceased to be a Trustee or officer
 of the Trust and shall inure to the
benefit of his heirs executors and
personal and legal representatives
Section 4  Amendments
No amendment or restatement of
 these bylaws or repeal of any of its
provisions shall limit or
eliminate any of the benefits provided
to any person who at any time is or was
 a
Trustee or officer of the Trust or
otherwise entitled to indemnification
hereunder in respect of any act or
omission that occurred prior to such
 amendment restatement or repeal
Section 5  Procedure  Notwithstanding
 the foregoing no indemnification
shall be made hereunder unless
there has been a determination i
 by a final decision on the merits by
 a court or other body of competent
jurisdiction before whom the issue of
 entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or ii in the absence of such a decision by 1 a majority vote of a quorum of those
 Trustees who are neither interested
 persons of the Trust as defined
in Section 2a19 of the 1940 Act
nor parties to the proceeding
Disinterested NonParty Trustees
that the indemnitee is entitled to
indemnification hereunder or 2
 if such quorum is not obtainable or
even if obtainable if such majority
so directs independent legal counsel in a
 written opinion concludes
based on a review of readily available
facts as opposed to a full trialtype
inquiry that the indemnitee
should be entitled to indemnification
hereunder  All determinations to make
advance payments in
connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph
 f below
Section 6  Advances  The Trust shall
 make advance payments in connection with the expenses of
defending any action with respect to which
 indemnification might be sought hereunder if the Trust receives a written undertaking to reimburse the Trust if it is subsequently determined that the indemnitee is not entitled to such indemnification
  In addition at least one of the following conditions must be met i the indemnitee shall provide adequate security for his undertaking ii the
Trust shall be insured

against losses arising by reason of any
lawful advances or iii a majority
of a quorum of the
Disinterested NonParty Trustees or
independent legal counsel in a written
opinion shall conclude based
on a review of readily available facts
 as opposed to a full trialtype inquiry
that there is reason to
believe that the indemnitee ultimately
will be found entitled to indemnification
Section 7  Other Rights  The rights
 accruing to any indemnitee under
these provisions shall not exclude
any other right which any person may
 have or hereafter acquire under
 the Declaration of Trust or the by
laws of the Trust by contract or
otherwise under law by a vote of
shareholders or Trustees who are
disinterested persons as defined
in Section 2a19 of the 1940 Act
or any other right to which he
may be lawfully entitled
Section 8  Indemnification Of Employees
And Agents  Subject to any limitations
provided by the
Investment Company Act of 1940 Act or
 otherwise under the Declaration of
Trust or  the bylaws of the
Trust contract or otherwise under
law the Trust shall have the power
 and authority to indemnify and
provide for the advance payment of
expenses to employees agents and other
 persons providing services
to the Trust or serving in any capacity
 at the request of the Trust to the full
extent permitted by applicable
law provided that such indemnification
has been approved by a majority of the Trustees
Renumber remaining Articles accordingly

AMENDMENT #12
TO THE BYLAWS
OF
FEDERATED HIGH YIELD TRUST
Effective January 1 2006
Strike Section 1 Officers and Section 2
 Election of Officers from Article I
OFFICERS AND THEIR
ELECTION and replace with the following
Section 1  Officers The Officers of the
Trust shall be a President one or more
 Executive Vice
Presidents one or more Senior Vice
Presidents one or more Vice Presidents
a Treasurer and a
Secretary  The Board of Trustees
 in its discretion may also elect or
appoint one or more Vice Chairmen
of the Board of Trustees who need not
 be a Trustee and other Officers or
agents including one or more
Assistant Vice Presidents one or more
Assistant Secretaries and one or more
 Assistant Treasurers  An
Executive Vice President Senior Vice
 President or Vice President the
Secretary or the Treasurer may
appoint an Assistant Vice President
an Assistant Secretary or an Assistant
Treasurer respectively to
serve until the next election of Officers
  Two or more offices may be held by a
 single person except the

offices of President and Executive Vice
President Senior Vice President or Vice
President may not be
held by the same person concurrently
 It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust Any officer or such other person as the Board may appoint may preside at meetings of the shareholders
Section 2  Election of Officers
 The Officers shall be elected annually
 by the Trustees  Each Officer
shall hold office for one year and
until the election and qualification of
 his successor or until earlier
resignation or removal

Strike Sections 2 Chairman of the
 Trustees Section 3 Vice Chairman of
the Trustees Section 4
President and Section 5 Vice President
from Article II  POWERS AND DUTIES OF TRUSTEES
AND OFFICERS and replace with the
following
Section 2  Chairman of the Board
 The Board may elect from among its
members a Chairman of the
Board  The Chairman shall at all
times be a Trustee who meets all applicable regulatory and other relevant requirements for serving in such capacity The Chairman shall not be an officer of the Trust but
shall preside over meetings of
 the Board and shall have such other
 responsibilities in furthering
the Board
functions as may be assigned from
time
 to time by the Board of Trustees or
 prescribed by these ByLaws
It shall be understood that the election of any Trustee as Chairman shall not impose on that person any
duty obligation or liability that is
 greater than the duties obligations
 and liabilities imposed on that
person as a Trustee in the absence of
such election and no Trustee who is
 so elected shall be held to a
higher standard of care by virtue thereof
  In addition election as Chairman shall
 not affect in any way
that Trustees rights or entitlement to
indemnification under the ByLaws or otherwise by the Trust The
Chairman shall be elected by the Board
 annually to hold office until his
 successor shall have been duly
elected and shall have qualified or
 until his death or until he shall
have resigned or have been removed
as herein provided in these ByLaws
 Each Trustee including the Chairman
 shall have one vote

Resignation  The Chairman may resign
at any time by giving written notice of
 resignation to the Board
Any such resignation shall take effect
 at the time specified in such notice or
 if the time when it shall
become effective shall not be specified
therein immediately upon its receipt
and unless otherwise
specified therein the acceptance of
 such resignation shall not be necessary
 to make it effective

Removal  The Chairman may be removed
by majority vote of the Board with or
without cause at any
time

Vacancy  Any vacancy in the office of
Chairman arising from any cause whatsoever
 may be filled for
the unexpired portion of the term of the office which shall be vacant by the vote of the Board

Absence  If for any reason the Chairman
is absent from a meeting of the Board the Board may select from among its members who are present at such meeting a Trustee to preside at such meeting

Section 3  Vice Chairman of the Trustees
 Any Vice Chairman shall perform such duties as may be
assigned to him from time to time by the Trustees
 The Vice Chairman need not be a Trustee
Section 4  President  The President
shall be the principal executive officer of the Trust He shall counsel and advise the Chairman
 He shall have general supervision over
 the business of
the Trust and policies of the Trust
He shall employ and define the duties
of all employees shall
have power to discharge any such
employees shall exercise general
supervision over the affairs
of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees the Chairman or the Executive
Committee The President shall have the power to appoint one or more Assistant Secretaries or other junior officers subject to ratification of such appointments by the Board The President shall have the power to sign in the name of and on
behalf of the Trust powers of attorney
 proxies waivers of notice of meeting
consents and other
instruments relating to securities or
 other property owned by the Trust and may in the name of and on behalf of the Trust take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business and to sign representation letters in the course of buying securities or other property

Section 5  Vice President  The Executive
Vice President Senior Vice President or Vice
President if any in order of their rank
as fixed by the Board or if not ranked a
 Vice President
designated by the Board in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Trustees
  Each
Executive Vice President Senior Vice
 President and Vice President shall
perform such other
duties as may be assigned to him from
 time to time by the Trustees the Chairman the President
or the Executive Committee  Each Executive
Vice President Senior Vice President and Vice
President shall be authorized to sign
 documents on behalf of the Trust
The Executive Vice
President Senior Vice President and
Vice President shall have the power to
sign in the name of
and on behalf of the Trust and subject
to Article VIII Section 1 powers of attorney proxies waivers of notice of meeting consents and other instruments relating to securities or other property owned by the Trust and may in the name of and on behalf of the Trust take all such action as the Executive Vice President
Senior Vice President or Vice President
 may deem
advisable in entering into agreements to purchase securities or other property in the ordinary course of business and to sign representation letters in the course of buying securities or other property





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